EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-111469 of DIRECTV Group, Inc. on Form S-8 of our report dated May 11, 2007, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of the DIRECTV Savings Plus Plan for the year ended November 30, 2006.

/s/DELOITTE & TOUCHE LLP

Los Angeles, California
May 11, 2007